UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2016

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street	20100
Science Park, POB 455
Carmiel, Israel
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on December 1, 2016, Protalix BioTherapeutics, Inc. (the “Company”) entered into a note purchase agreement (the “Note Purchase Agreement”) with institutional investors (the “Purchasers”) relating to the sale by the Company of $22.5 million aggregate principal amount of 7.50% Senior Secured Convertible Notes due 2021 (the “New Money Notes”) in a private placement (the “Private Placement”) pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The description of the Note Purchase Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the form of the Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Concurrently with the consummation of the Private Placement, the Company entered into a privately negotiated exchange agreement (the “Exchange Agreement”) with certain existing noteholders identified therein (the “Existing Holders”) to exchange $54.052 million aggregate principal amount of the Company’s outstanding 4.50% Convertible Senior Notes due 2018 (the “Existing Notes”) for (i) $40.186 million aggregate principal amount of 7.50% Senior Secured Convertible Notes due 2021 (the “Exchange Notes” and, together with the New Money Notes, the “Notes”); (ii) 23,846,735 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) calculated based on the closing price of $0.5595 per share on December 1, 2016; and (iii) cash, equal to the accrued and unpaid interest on the existing notes and any fractional shares (the “Exchange”). The issuance of the Notes and shares of the Company’s Common Stock in the exchange and the Private Placement were made in reliance on the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof. The Exchange Agreement contains customary representations, warranties and covenants by us together with customary closing conditions. The description of the Exchange Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Exchange Agreement, a copy of which is filed as Exhibit 10.2 and incorporated herein by reference. The exchange was completed on December 7, 2016, in accordance with the terms of the Exchange Agreement.

The Notes were issued pursuant to an Indenture, dated December 7, 2016 (the “Indenture”), between the Company, the guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee and Wilmington Savings Fund Society, FSB, as collateral agent. Interest on the Notes will be paid semi-annually at a rate of 7.50% per annum, and, in certain circumstances, the Company may elect to pay interest in an amount up to 1.25% per annum in the form of shares of Common Stock. The Notes will mature on November 15, 2021, unless earlier purchased, converted, exchanged or redeemed and will be guaranteed by the Company’s subsidiaries. The foregoing descriptions of the Indenture, the New Money Note and Exchange Note do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, filed hereto as Exhibits 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and incorporated herein by reference.

The Notes are secured by perfected liens on all of the Company’s material assets, forms of which are filed hereto as Exhibits 10.3 and 10.4 and incorporated herein by reference.

Neither the Notes nor the Common Stock that may be issued upon conversion thereof will be registered under the Securities Act.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

4.1           Indenture, dated as of December 7, 2016, between Protalix BioTherapeutics, Inc., the guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee and Wilmington Savings Fund Society, FSB, as collateral agent

4.2           Form of New Money Note

4.3           Form of Exchange Note

10.1         Form of Note Purchase Agreement, dated of December 1, 2016 among Protalix BioTherapeutics, Inc. and the Purchasers

10.2         Form of Exchange Agreement, dated of December 1, 2016 among Protalix BioTherapeutics, Inc. and the Existing Holders

10.3         Form of U.S. Security Agreement, dated of December 7, 2016 among Protalix BioTherapeutics, Inc., the guarantors party thereto and Wilmington Savings Fund Society, FSB, as collateral agent

10.4         Form of Security Agreement/Debenture, dated of December 7, 2016 between Protalix BioTherapeutics, Inc. and Altshuler Shaham Trusts Ltd., as security trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.

Date: December 7, 2016	By:	/s/ Moshe Manor
	Name:	Moshe Manor
	Title:	President and Chief Executive Officer